UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2012

Delek US Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 7, 2012, Delek Logistics Partners, LP (“Delek Logistics”), a subsidiary of Delek US Holdings, Inc. (“Delek”), completed its initial public offering (the “Offering”) of 8,000,000 common units representing limited partner interests in Delek Logistics (the “Common Units”) at a price to the public of $21.00 per Common Unit. The Offering was underwritten by a group of underwriters, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives for the underwriters (the “Underwriters”). Delek Logistics granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,200,000 Common Units (the “Option Units”) to cover over-allotments, if any, on the same terms, and on November 5, 2012, the Underwriters exercised in full their option to purchase the Option Units.

The material terms of the Offering are described in the prospectus, dated November 1, 2012 (the “Prospectus”), filed by Delek Logistics with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-182631).

Omnibus Agreement

On November 7, 2012, in connection with the closing of the Offering, Delek entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among Delek Logistics, Delek Logistics GP, LLP, the general partner of Delek Logistics (the “General Partner”), Lion Oil Company (“Lion Oil”), Delek Refining, Ltd. (“Delek Refining”), Paline Pipeline Company, LLC (“Paline”), SALA Gathering Systems, LLC (“SALA”), Magnolia Pipeline Company, LLC (“Magnolia”), El Dorado Pipeline Company, LLC (“El Dorado”), Delek Crude Logistics, LLC (“Delek Crude Logistics”), Delek Marketing-Big Sandy, LLC (“Delek Big Sandy”) and Delek Logistics Operating, LLC (the “Delek Operating”).

Pursuant to the Omnibus Agreement, Delek agreed to provide Delek Logistics with a license to use the name “Delek” and related marks in connection with Delek Logistics’ business. The Omnibus Agreement also provides for certain indemnification and reimbursement obligations between Delek and Delek Logistics.

The Omnibus Agreement addresses the following matters:

•	Delek’s and its subsidiaries’ agreement not to compete with Delek Logistics under certain circumstances;

•	Delek Logistics’ right of first offer to acquire certain of Delek’s logistics assets, including certain logistics assets that Delek may construct or acquire in the future;

•

Delek’s right of first refusal to purchase Delek Logistics’ assets that serve Delek’s refineries and Delek Logistics’ Paline Pipeline System and to enter into an agreement with respect to all or a portion of the capacity of the Paline Pipeline System’s 185-mile, 10-inch crude oil pipeline running between Longview and Nederland, Texas following the termination of Delek Logistics’ current contract with a third-party customer;

•

Delek’s obligation to indemnify Delek Logistics for certain environmental and other liabilities and Delek Logistics’ obligation to indemnify Delek for liabilities associated with the operation of Delek Logistics’ assets after the closing of the Offering and for environmental liabilities related to Delek Logistics’ assets to the extent Delek is not required to indemnify Delek Logistics for such liabilities; and

•

Delek’s obligation to indemnify or reimburse Delek Logistics for certain maintenance, capital and other expenditures related to Delek Logistics’ initial assets for a period of five years after the closing of the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Delek Logistics Revolving Credit Facility

On November 7, 2012, Delek Logistics, Delek Operating, Delek Marketing GP, LLC (“Delek Marketing GP”), Delek Marketing & Supply, LP (“Delek Marketing LP”), Delek Crude Logistics, Delek Big Sandy, Magnolia, El Dorado, SALA and Paline entered into a $175.0 million senior secured revolving credit agreement with Fifth Third Bank, as administrative agent, and a syndicate of lenders (“Delek Logistics Revolving Credit Facility”). The Delek Logistics Revolving Credit Facility contains an accordion feature whereby Delek Logistics can increase the size of the credit facility up to an aggregate of $225.0 million, subject to receiving increased or new commitments from lenders and the satisfaction of certain other conditions precedent. Delek Logistics and each of its existing subsidiaries are borrowers under the Delek Logistics Revolving Credit Facility. The Delek Logistics Revolving Credit Facility includes a $50.0 million sublimit for letters of credit and a $7.0 million sublimit for swing line loans. Upon the closing of the Offering, Delek Logistics had $90.0 million in outstanding revolver borrowings and $12.0 million in issued and outstanding letters of credit, leaving $73.0 million available for future borrowings or letter of credit issuances (subject to the letter of credit sublimit in the facility). The initial revolver borrowings under the Delek Logistics Revolving Credit Facility were used to fund a portion of the cash distributions to Delek. At the closing of the Offering, Delek Logistics distributed total proceeds to Delek of approximately $225.9 million, which includes $135.9 million from the Offering and $90.0 million from the Delek Logistics Revolving

Credit Facility, in consideration of assets contributed pursuant to the Contribution Agreement and to reimburse Delek for certain capital expenditures incurred with respect to these assets. Delek Logistics also repaid the outstanding principal balance of $63.0 million on Delek’s then existing revolving credit facility with Fifth Third Bank (the “Existing Fifth Third Revolver”) with the cash proceeds from the Offering, and, following such payment of the outstanding principal balance, the Existing Fifth Third Revolver was terminated.

The obligations under the Delek Logistics Revolving Credit Facility are secured by a first priority lien on substantially all of Delek Logistics’ and its subsidiaries’ tangible and intangible assets. Delek Marketing & Supply, LLC (“Delek Marketing”), a wholly-owned subsidiary of Delek, has provided a limited guaranty of not less than $102.0 million of certain of Delek Logistics’ obligations under the Delek Logistics Revolving Credit Facility. The Delek Logistics Revolving Credit Facility will mature on November 7, 2017. Borrowings under the credit facility will bear interest at either a base rate, plus an applicable margin, or a LIBOR rate, plus an applicable margin, at the election of the borrowers. The applicable margin varies based upon Delek Logistics’ leverage ratio, which is defined by the Delek Logistics Revolving Credit Facility as the ratio of consolidated total funded debt to consolidated EBITDA of Delek Logistics and its subsidiaries for the most recently ended four fiscal quarters.

The foregoing description is qualified in its entirety by reference to the full text of the Delek Logistics Revolving Credit Facility, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Pipelines and Tankage Agreement (East Texas Crude Logistics)

On November 7, 2012, in connection with the Offering, Delek Logistics entered into a pipeline and tankage agreement (“Pipelines and Tankage Agreement”) with Delek Refining to provide crude oil transportation and storage services for Delek’s Tyler Refinery. Under the Pipelines and Tankage Agreement, Delek Refining is obligated to throughput 35,000 barrels per day (“bpd”) of crude oil per quarter on Delek Logistics’ East Texas Crude Logistics system for a transportation fee of $0.40 per barrel. In addition, Delek Logistics will charge Delek Refining an additional fee of $0.20 per barrel for any volume in excess of 50,000 bpd, calculated on a quarterly average basis. Delek Logistics will also charge Delek Refining a storage fee of $250,000 per month for use of crude oil storage tanks along the East Texas Crude Logistics system. The throughput fees and the storage fee are subject to increase or decrease on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index; provided, however, that the fees will not be adjusted below the initial amount.

The Pipeline and Tankage Agreement permits Delek Logistics to provide transportation and storage services to third parties. However, the provision of such services will not be permitted unless such services are not reasonably likely to negatively affect Delek Refining’s ability to use the pipelines and tanks in Delek Logistics’ East Texas Crude Logistics system in accordance with the Pipeline and Tankage Agreement. Prior to entering into an agreement with a third party, Delek Logistics will be required to obtain Delek Refining’s written consent, not to be unreasonably withheld. If Delek Logistics enters into a storage agreement with a third party, the storage fee payable by Delek Refining will be reduced by $0.4167 per barrel of storage capacity made available to the third party that reduces the storage capacity available to Delek Refining below 600,000 barrels.

The Pipeline and Tankage Agreement will have an initial term of five years and may be extended, at Delek Refining’s option, for up to two additional five-year terms. If Delek Refining does not exercise its renewal option, Delek Logistics will have the right to enter into new agreements with third parties that would commence upon the expiration of the Pipeline and Tankage Agreement. However, until the Pipeline and Tankage Agreement is terminated, Delek Refining will have the right to enter into a new agreement with Delek Logistics on commercial terms that substantially match the terms upon which Delek Logistics proposes to enter into any such agreements with third parties.

The foregoing description is qualified in its entirety by reference to the full text of the Pipelines and Tankage Agreement, which is filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Pipelines and Storage Facilities Agreement

On November 7, 2012, in connection with the Offering, Delek Logistics entered into a pipeline and storage facilities agreement (“Pipeline and Storage Facilities Agreement”) with Lion Oil to provide transportation and storage services to the El Dorado refinery. Under the Pipeline and Storage Facilities Agreement, Lion Oil will be obligated to throughput aggregate volumes on the pipelines of Delek Logistics’ Lion Pipeline System and its SALA Gathering System as follows:

•

Lion Pipeline System. The minimum throughput commitment will be an aggregate of 46,000 bpd (on a quarterly average basis) of crude oil shipped on the El Dorado, Magnolia and rail connection pipelines, other than crude oil volumes gathered on Delek Logistics’ SALA Gathering System, at a tariff rate of $0.85 per barrel. For the El Dorado refined product pipelines, the minimum throughput commitment will be an aggregate of 40,000 bpd (on a quarterly average basis) of diesel or gasoline shipped on these pipelines at a tariff rate of $0.10 per barrel.

•

SALA Gathering System. The minimum throughput commitment will be an aggregate of 14,000 bpd (on a quarterly average basis) of crude oil transported on the SALA Gathering System at a tariff rate of $2.25 per barrel. Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on Delek Logistics’ Lion Pipeline System to the El Dorado refinery.

The tariff rates described above will be adjusted on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index. In the event that such adjustment results in a tariff rate below the initial tariff rate in effect at the closing of this offering, Delek has agreed to support any change to the tariff rate to increase the tariff rate to the initial tariff rate in effect at the closing of this offering. The tariff rates described above also presume that the relevant tariffs are filed with the FERC, and that such tariffs are not challenged or subsequently altered by FERC order.

Pursuant to a Master Supply and Offtake Agreement dated April 29, 2011 between J. Aron & Company (“Aron”) and Lion Oil (the “Supply and Offtake Agreement”), Aron acquires and holds title to crude oil and refined products transported on Delek Logistics’ Lion Pipeline System and SALA Gathering System, and Aron has agreed to sell the crude oil and refined products to Lion Oil. Under the Pipeline and Storage Facilities Agreement, Lion Oil is assigning to Aron certain of its rights, including the right to have Aron’s crude oil and refined products stored in or transported on or through these systems, with Lion Oil acting as Aron’s agent for scheduling purposes. Aron will retain these storage and transportation rights for the term of the Supply and Offtake Agreement and will pay Delek Logistics for the services provided to Aron. The rights assigned to Aron will not alter Lion Oil’s obligations to throughput minimum volumes under the Pipelines and Storage Facilities Agreement, but Aron’s throughput will be credited toward Lion Oil’s minimum throughput commitments.

The Pipeline and Storage Facilities Agreement will have an initial term of five years and may be extended, at Lion Oil’s option, for up to two additional five-year terms.

The foregoing description is qualified in its entirety by reference to the full text of the Pipeline and Storage Facilities Agreement, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Affiliates of Delek own the General Partner, 2,799,258 Common Units and 11,999,258 subordinated units (the “Subordinated Units”), representing a 60.4% limited partner interest in Delek Logistics. In addition, the General Partner owns a 2.0% general partner interest in Delek Logistics, represented by 489,766 general partner units (the “General Partner Units”).

In addition, each of the General Partner, Lion Oil, Delek Refining and the Services Company (as defined below) is a direct or indirect wholly owned subsidiary of Delek. As a result, certain individuals, including officers and directors of Delek, serve as officers and/or directors of more than one of such other entities.

Amendments to Financing Arrangements

On November 7, 2012, Delek entered into the Third Amendment to its existing Financing Agreement, dated April 29, 2011, as previously amended July 28, 2011 and November 7, 2011, by and among Lion Oil, each of its subsidiaries, as guarantors, and Bank Hapoalim B.M., Bank Leumi USA, Israel Discount Bank of New York, as lenders (the “Financing Agreement”). The amendment, among other things, (i) grants a first lien on the Subordinated Units and Common Units of Delek Logistics held by Lion Oil, (ii) permits the consummation of the Offering and related transactions and (iii) required a $15.0 million principal prepayment made on November 7, 2012. In addition, the Third Amendment provides that if Delek Group Ltd.’s (“Delek Group”) beneficial ownership of Delek’s outstanding capital stock were to diminish to less than 51%, then Delek must provide notice to the lenders and repay the indebtedness in full within fourteen business days; prior to the Third Amendment, such a diminution in Delek Group’s ownership would have constituted a change of control and an event of default under the Financing Agreement.

On November 7, 2012, Delek entered into the Second Amendment to its existing Promissory Note, dated November 2, 2010, as amended by that certain letter amendment dated as of April 29, 2011 by and between Delek and Bank Leumi USA, as the lender (the “Leumi Note”). The amendment, among other things, (i) extends the maturity date of the Leumi Note from October 1, 2013 to October 1, 2015, (ii) increases the quarterly amortization payments from $2.0 million to $2.216 million, (iii) increases the interest rate floor from 5.0% to 5.5%, (iv) grants a second lien on the Subordinated Units and Common Units of Delek Logistics held by Lion Oil, (v) permits the consummation of the Offering and related transactions and (vi) required a $10.0 million principal prepayment made on November 7, 2012. In addition, the Second Amendment provides that if Delek Group’s beneficial ownership of Delek’s outstanding capital stock were to diminish to less than 51%, then Delek must provide notice to the lender and repay the indebtedness in full within fourteen business days.

On November 7, 2012, Delek entered into amendments to its two existing Amended and Restated Promissory Notes dated as of April 29, 2011 by and between Delek and Israel Discount Bank of New York, as the lender (the “IDB Notes”). The amendments, among other things, (i) extend the maturity dates of the IDB Notes from December 31, 2013 to October 1, 2015, (ii) increase the quarterly amortization payments from $2.0 million in the aggregate to $2.216 million in the aggregate, (iii) increase the interest rate floor from 5.0% to 5.5%, (iv) grants a second lien on the Subordinated Units and Common Units of Delek Logistics held by Lion Oil, (v) permits the consummation of the Offering and related transactions and (vi) required $10.0 million in principal prepayments made on November 7, 2012. In addition, the amendments to the IDB Notes provide that if Delek Group’s beneficial ownership of Delek’s outstanding capital stock were to diminish to less than 51%, then Delek must provide notice to the lender and repay the indebtedness in full within fourteen business days.

Item 1.02.	Termination of a Material Definitive Agreement.

Prior to the closing of the Offering, Delek was party to the Existing Fifth Third Revolver, which carried a credit limit of $75.0 million, including a $35.0 million sub-limit for letters of credit. Borrowings under the Existing Fifth Third Revolver were secured by substantially all of the assets of Delek Marketing. On November 7, 2012, in connection with the closing of the Offering and the entry into the Delek Logistics Revolving Credit Facility, Delek Logistics repaid the outstanding principal balance of $63.0 million on the Existing Fifth Third Revolver with the cash proceeds from the Offering, and, following such payment of the outstanding principal balance, the Existing Fifth Third Revolver was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On November 7, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) by and among Delek Logistics, the General Partner, Delek Operating, Delek Crude Logistics, Delek, Delek Marketing, Delek Marketing LP, Lion Oil and Delek Logistics Services Company (the “Services Company”):

•	Delek Crude Logistics and Delek Marketing LP contributed all right, title and interest in and to their accounts receivable (the “Accounts Receivable”) to Delek Marketing;

•

The General Partner contributed its 100% membership interest in Paline to Delek Logistics in exchange for (1) 489,766 General Partner units representing a continuation of its 2.0% general partner interest in Delek Logistics, (2) all of the incentive distribution rights of Delek Logistics and (3) the right to receive a distribution;

•

Lion Oil contributed the Memphis terminal and the Nashville terminal and 100% of its interests in each of SALA, El Dorado and Magnolia to Delek Logistics in exchange for (1) 11,999,258 subordinated units representing an aggregate 49% limited partner interest in Delek Logistics and (2) 612,207 Common Units representing an aggregate 2.5% limited partner interest in Delek Logistics.

•

Delek Marketing contributed 100% of its interest in each of Delek Marketing LP and Delek Marketing GP to Delek Logistics in exchange for (1) 2,187,051 Common Units representing an aggregate 8.93% limited partner interest in Delek Logistics; (2) the right to receive the Borrowed Funds Distribution (as defined below); (3) the right to receive the Marketing Distribution (as defined below) and (4) the right to receive the Deferred Issuance and Distribution (as defined in the Limited Partnership Agreement of Delek Logistics Agreement). Delek Logistics received its 100% interest in each of Delek Marketing LP and Delek Marketing GP subject to (i) the working capital accounts payable of Delek Marketing LP and Delek Marketing GP of approximately $22.3 million (the “Working Capital Borrowings”) and (ii) indebtedness of $63.0 million under the Existing Fifth Third Revolver.

•

Delek Logistics issued 9,200,000 Common Units representing an aggregate 37.57% limited partner interest in Delek Logistics to the public in exchange for the contribution by the public, through the Underwriters, to Delek Logistics of gross proceeds of $192.3 million.

•

Delek Logistics contributed the Memphis terminal and the Nashville terminal and 100% interests in each of SALA, El Dorado, Magnolia, Paline, Delek Marketing LP and Delek Marketing GP to Delek Operating.

•	Delek Logistics borrowed $90.0 million pursuant to the credit facility described above (the “Borrowed Funds”), and Delek Marketing guaranteed such borrowings.

•	Delek Logistics distributed the Borrowed Funds to Delek Marketing (the “Borrowed Funds Distribution”), and Delek Marketing loaned the Borrowed Funds to Delek.

•

Delek Logistics used or will use the proceeds from the Offering to (1) pay transaction expenses, estimated to be approximately $3.5 million (excluding the underwriting discounts and a structuring fee); (2) pay the underwriting discounts; (3) pay the structuring fee to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.; (4) distribute $50.0 million to the General Partner (the “General Partner Distribution”) and approximately $26.5 million to Delek Marketing (the “Marketing Distribution”); (5) repay the outstanding balance under the Existing Fifth Third Revolver; and (6) replace the working capital lost in the distribution of the Accounts Receivable to Delek Marketing.

•	Delek contributed to the Services Company its 100% membership interest in the General Partner.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Delek Logistics Revolving Credit Facility provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Omnibus Agreement, dated November 7, 2012, by and among Delek US Holdings, Inc., Delek Refining, Ltd., Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC.

10.2	Revolving Credit Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics Operating, LLC, Delek Marketing GP, LLC, Delek Marketing & Supply, LP, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, SALA Gathering Systems, LLC, and Paline Pipeline Company, LLC and Fifth Third Bank, as administrative agent, and the other lenders party thereto.

10.3	Contribution, Conveyance and Assumption Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek Logistics Operating, LLC, Delek Crude Logistics, LLC, Delek US Holdings, Inc., Delek Marketing & Supply, LLC, Delek Marking and Supply, LP, Lion Oil Company and Delek Logistics Services Company.

10.4	Pipelines and Tankage Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Crude Logistics, LLC.

10.5	Pipelines and Storage Facilities Agreement, dated November 7, 2012, by and among Lion Oil Company, Delek Logistics Partners, LP, SALA Gathering Systems, LLC, El Dorado Pipeline Company, LLC, Magnolia Pipeline Company, LLC and J. Aron & Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delek US Holdings, Inc.

Date: November 14, 2012	By:	/s/ Mark B. Cox

		Name:	Mark B. Cox
		Title:	EVP / Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

10.1	Omnibus Agreement, dated November 7, 2012, by and among Delek US Holdings, Inc., Delek Refining, Ltd., Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC.

10.2	Revolving Credit Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics Operating, LLC, Delek Marketing GP, LLC, Delek Marketing & Supply, LP, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, SALA Gathering Systems, LLC, and Paline Pipeline Company, LLC and Fifth Third Bank, as administrative agent, and the other lenders party thereto.

10.3	Contribution, Conveyance and Assumption Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek Logistics Operating, LLC, Delek Crude Logistics, LLC, Delek US Holdings, Inc., Delek Marketing & Supply, LLC, Delek Marking and Supply, LP, Lion Oil Company and Delek Logistics Services Company.

10.4	Pipelines and Tankage Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Crude Logistics, LLC.

10.5	Pipelines and Storage Facilities Agreement, dated November 7, 2012, by and among Lion Oil Company, Delek Logistics Partners, LP, SALA Gathering Systems, LLC, El Dorado Pipeline Company, LLC, Magnolia Pipeline Company, LLC and J. Aron & Company.